January 26, 2017

Final

Technology License Agreement

THIS TECHNOLOGY LICENSE AGREEMENT (“Agreement”) is entered into as of January 30, 2017 (the “Effective Date”) by and between:

Cyclone Power Technologies, Inc., a Florida Corporation, having its offices located at 601 NE 26th Court, Pompano Beach, Florida 33064 (“Cyclone”).

and

Falck Schmidt Defence Systems A/S, a corporation formed in Denmark, having its offices located, Oslogade 1, DK - 5000 Odense C, Denmark (“FSDS”).

RECITALS

WHEREAS, Cyclone has developed and patented a heat-regenerative external combustion engine system called the Schoell Cycle Engine (“Cyclone Engine”), in which Cyclone has full rights and authority to grant a technology licenses for the technology and applications concerning the engine; and

WHEREAS, FSDS is a developer, supplier and manufacturer of certain defense and aerospace products, and FSDS wishes to obtain a license technology to use the Cyclone Engine technology in the manufacture and/or supply of defense and/or aerospace items according to the terms and conditions set forth in this Agreement; and

WHEREAS, Cyclone and FSDS entered into the Exclusive Engineering Development Agreement dated June 1, 2016, and a related Appendix thereto (together the “Prior Agreement”), which together provided, among other things, that FSDS obtained the exclusive license to the Technology for the Applications for a period of 12 months and that FSDS make certain payments to Cyclone upon Cyclone’s performance of certain obligations (the “Fees Payable”); and

WHEREAS, Cyclone and FSDS have been working together under the Prior Agreement, neither party is in breach of any obligation under the Prior Agreement, and FSDS has paid to Cyclone all but $75,000.00 of the Fees Payable; and

WHEREAS, this Agreement contains: I Specific Agreement Terms, and II Standard Terms and Conditions, which together comprise the full agreement of the parties hereto.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which each party acknowledges the parties agree as follows:

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I. SPECIFIC A GREEM ENT TERMS

Technology:	“Technology” 1s defined m Section 1 of the Standard Terms and Conditions.

Applications:	Any and all defense and/or aerospace applications, including but not limited to any power source for any defense and/or aerospace applications.

Exclusive License:	Cyclone grants the exclusive right to FSDS to the Technology in the Applications in the Territory; including, without limitation, the right to make, have-made, use, sell, offer-for sale, distribute, and import the Technology in the Applications in the Te1Titory. Cyclone shall grant no other person or entity, nor reserve for itself, during the tenn of this Agreement, any rights to the Technology in the Applications in the Territory.

Territory:	The territory of the Exclusive License granted by Cyclone to FSDS shall be the whole world including but not limited to any defense or aerospace applications used or meant for use above or below ground, in Earth’s atmosphere, or in outer space.

Term:	The initial term of this Agreement shall commence on the Effective Date and continue for so long as any valid patent of Cyclone covers the Technology, or so long as necessary aspects of the Technology constitute trade secrets of Cyclone, unless this Agreement is terminated earlier according to the terms of this Agreement.

Royalty Fees:	FSDS shall pay to Cyclone a royalty fee on each Cyclone Engine that FSDS manufactures utilizing the Technology, sells and receives payment therefore from FSDS’s customer. The Royalty Fee shall be in the amount of $125.00 USD for the Mark 3 version of the Cyclone Engine, $125.00 USD for the S-2 version of the Cyclone Engine, $350.00 USD for the Mark 6 version of the Cyclone Engine, and $500.00 USD for the Mark 7 version of the Cyclone Engine. These Royalty Fees will increase or decrease annually by the percentage increase or decrease in the U.S. Bureau of Labor Statistics’ Producer Price Index by Commodity for Machinery and Equipment: PPI code 114, General purpose machinery and equipment, database code WPU114, from the Effective Date to the first anniversary thereof and on each anniversary date thereafter during the Term. The Parties agree to negotiate in good faith to determine the royalty payment for any future version of the Cyclone Engine to be reasonably consistent with the royalty rates of the Cyclone Engines provided above.

Cyclone Contacts:

Technology:	Harry Schoell, CEO, Tel: 954-943-8721, Harry@cyclonepower.com

Operational/ Legal:	Frankie Fruge, Tel: 954-943-872,1Frankie@cyclonepower.com

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FSDS Contacts:

Technology: Per Michael Jen sen, _ _ _ _ _ _ _ _ _ _

Operational/Legal: Henrik Bornebusch, Chairman of the Board, hb@facorylaw.dk, 45027026011011

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STANDARD TERMS AND CONDITIONS

1. Grant of License

1.1 Cyclone grants to FSDS the Exclusive License stated above. FSDS may not manufacture or have manufactured the Cyclone Engine for uses other than the Application, and may not sell or otherwise distribute the Cyclone Engine separately from the Application, except as specifically set forth in this Agreement.

1.2 This Agreement may not be transferred to a third party by FSDS without the prior written consent of Cyclone, which consent may not be unreasonably delayed or withheld. If FSDS transfers its interests within this Agreement to a third party, then such third party will be bound to the requirements and provisions of this Agreement to the same degree as FSDS. This Agreement to use the Technology will automatically expire upon termination of this Agreement.

1.3 The definition of “Technology” as used herein shall mean: Cyclone’s proprietary technology related to its heat regenerative, external combustion, Schoell cycle engine (referred to as the “Cyclone Engine”) and shall include any of Cyclone’s information, inventions, innovations, discoveries, improvements, ideas, know-how, show-how, developments, methods, designs, reports, charts, drawings, diagrams, analyses, concepts, technology, records, brochures, instructions, manuals, programs, expertise, inventions whether or not reduced to practice or the subject of a patent application, test-protocols, test results, descriptions, parts lists, bills of materials, documentation whether in written or electronic format, prototypes, molds, models, assemblies, and any similar intellectual property and information, whether or not protected or protectable by patent or copyright, any related research and development in formation, inventions, trade secrets, and technical data in the possession of Cyclone that is useful or is needed in the assembly or manufacture of the Cyclone Engine and that Cyclone has provided to FSDS. This includes without limitation, U.S. Patent #7,080,512, entitled Heat Regenerative Engine, other patents issued, and not expired or abandoned, and/or pending US and foreign patent applications, all patents that may be issued under U.S. Patent #7,080,512 and their divisions, continuations, continuation-in-parts, reissues, reexaminations, inventor’s certificates, utility models, patents of addition, extensions, as well as certain research and development information, inventions, know-how, and technical data that relate to and/or are disclosed in said patent application, and any other patent applications, patents divisions, continuations, continuation-in-parts, reissues, reexaminations, inventor’s certificates, utility models, patents of addition, extensions that may issue or be filed that relate to said U.S. Patent #7,080,512 (the “Patents”). For the avoidance of doubt, any FSDS Defense/Aerospace Improvements (defined herein) shall be owned by FSDS and shall not be included in the Technology.

1.4 The Term of this Agreement is set forth in the Specific Terms, and will take effect on the Effective Date and will continue in force and effect unless a party (“Termination Party”) gives written notice to the other party (“Nonperforming Party”) that the Nonperforming Party is in material breach or material default of a material provision of this Agreement. If such notice is given and if such default or breach is not cured within 180 days of receipt of such notice, then the Terminating Party has the sole option to terminate this Agreement in writing at the end of the twelve-month period starting on the date of such notice, and at any time thereafter so long as the breach has not been cured. All rights to the Technology granted to FSDS under this Agreement will revert to Cyclone upon termination provided that Cyclone is not the Nonperforming Party.

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1.5 In full satisfaction of FSDS’s obligation to pay the Fees Payable to Cyclone, FSDS shall:

(i) pay the amount of $37,500.00 to Cyclone upon the acceptance by FSDS of an auxiliary power unit utilizing the Cyclone Engine that successfully passes, as determined by FSDS, the acceptance testing criteria as set forth on Exhibit A attached hereto and made a part hereof (“First Acceptance”); and (ii) only after successful completion of the First Acceptance, pay the amount of $37,500.00 to Cyclone upon the acceptance by FSDS of a second auxiliary power unit utilizing the Cyclone Engine that successfully passes, as determined by FSDS, the acceptance testing criteria set forth on Exhibit A. Commencing on the first anniversary of the date that FSDS made such payment after successful completion of the First Delivery, FSDS shall, to maintain being the exclusive licensee of the Technology for the Applications under this Agreement, either (x) engage, under a service contract or contracts with specific statement(s) of work, the research and development services of Cyclone in furtherance of further development of the Cyclone Engine for use in the Applications or (y) commence the payment of a fee of $5,000.00 every three months thereafter until the total of such payments reaches $60,000.00.

2. Fees, Assistance. Development, and Cyclone Engine Sales.

2.1 FSDS will pay to Cyclone the Royalty Fees as set forth in the Specific Terms. FSDS shall only be obligated to pay the Royalty Fees with respect to a Cyclone Engine when FSDS has been paid by its customer for that Cyclone Engine. Royalty Fees owing to Cyclone under this Agreement are payable by FSDS to Cyclone within thirty (30) days following the end of each calendar quarter from the revenues received during the preceding calendar quarter by FSDS from the sales of Cyclone Engines. All payments by FSDS to Cyclone shall be made in United States Dollars.

2.2 FSDS will pursue the development of uses of the Cyclone Engine within the Applications and, in support of these efforts, Cyclone will provide, on a timely and competent basis, technical and other support as FSDS may request.

2.3 Cyclone may seek research and development opportunities relating to the Applications provided that Cyclone first notify FSDS of Cyclone’s interest in each and any such opportunity and first requesting that FSDS join in such opportunity together with Cyclone. Upon receiving notice from Cyclone of such opportunity, which notice will describe the opportunity in sufficient detail for FSDS to reasonably understand the terms and conditions thereof, FSDS shall have 30 days from such notice date to advise whether or not FSDS will participate. In the event that FSDS fails to respond within such 30-day period or issues notice that FSDS declines to participate, then Cyclone shall be free to pursue that opportunity on its own. In the event that Cyclone pursues such opportunity on its own and any new technology, developments or products result therefrom concerning the Applications, then any further work, development, research, manufacture, or provision of any products related thereto shall be covered under this Agreement and be presented to FSDS for further pursuit or exploitation.

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2.4 Subject to capacity and availability, FSDS agrees to sell Cyclone Engines to Cyclone and/or customers of Cyclone, that have been manufactured by or for FSDS, according to FSDS’s terms and conditions of sale and upon such other terms as FSDS deems appropriate. With respect to such sales, FSDS agrees that the prices for such Cyclone Engines will be as favorable for Cyclone as for any large customer (based upon the number of Cyclone Engines purchased by such customer from FSDS) of FSDS. Further, FSDS shall not be obligated to pay any Royalty Fees with respect to Cyclone Engines sold by FSDS to Cylcone or any Cyclone customer.

3. Reports and Audit.

3.1 FSDS will provide Cyclone with a written report on a quarterly basis detailing the finished units of Cyclone Engines FSDS has sold in the previous three-month period, including quantity, model type and country where sold. These Cyclone Engines will be identified by a pre established unique series of engine numbers in addition to the patent numbers. These reports are necessary for Cyclone to monitor FSDS’s sales perfolmance in addition to international patent and IP protection purposes.

4. Representations and Warranties.

4.1 Cyclone represents and warrants to FSDS that Cyclone is the owner of the Technology, that Cyclone has clear and unrestricted and unencumbered title to the Patents, and that Cyclone has the right to grant the exclusive License to FSDS hereunder free and clear of any lien, encumbrance or right of any third party that would prevent or limit in any way FSDS’s ability to use the Technology or exploit the rights granted under this Agreement.

4.2 Cyclone represents and warrants that Cyclone is not involved in any suits, litigation or other claims contesting the validity or ownership of any of the Technology, the Patents or Patent applications, and knows of no such claims at this time pending or anticipated. Cyclone further represents and warrants that it has no knowledge of, and has not received any notice, that the Technology infringes or is alleged to infringe any intellectual property right, including any patents or trade-secret rights, of any third party.

4.3 EXCEPT AS SET FORTH IN THIS SECTION 4 AND IN SECTION 8 BELOW, THIS SECTION IS CYCLONE’S ONLY WARRANTIES CONCERNING THE TECHNOLOGY, AND IS MADE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED.

4.4 FSDS and Cyclone each represent and warrant to the other that it has full power and authority to enter into this Agreement.

4.5 FSDS and Cyclone each represent and warrant to the other that neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated herein, will constitute a violation or breach of the warranting party’s constituent documents or violate, conflict with, result in any breach of any material provisions of or constitute a default under any other contract or commitment made by it, any law, rule or regulation, or any order, judgment or decree, applicable to or involving it.

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4.6 FSDS and Cyclone each represent, covenant and agree to the other that it will comply with all applicable international, federal, state and local laws, regulations or other requirements, and agrees to indemnify the other party against any liability arising from its violation of or noncompliance with laws or regulations while using the Technology.

4.7 FSDS and Cyclone each represent and warrant to the other that no order, consent, filings or other authorization or approval of or with any court, public board or governmental body is required for the execution, delivery and performance of this Agreement by it.

4.8 FSDS represents to Cyclone that neither it nor its affiliated companies are currently or previously involved in any litigation or threatened litigation concerning patent infringement, unauthorized use of intellectual property, or other similar claims.

4.9 FSDS represents to Cyclone that no events specific to FSDS have occurred, or to its knowledge are pending, that have impaired or may impair materially the financial condition or viability of the FSDS, or otherwise make the performance of its financial and operational duties hereunder impossible or impractical.

5. Identification oflnfringers and Indemnity

5.1 Each Party will, without delay, inform the other Party of any known infringement, unauthorized use, misappropriation, or other such claim (collectively, an “Infringement”) by a third party with respect to the Technology, and will provide such other Party with any evidence available to the informing Party of such Infringement. Cyclone shall, for a period of sixty days from becoming aware of such Infringement, have the sole and exclusive right and obligation to take appropriate legal or other steps (enforcement activities) with respect to any Infringement in the Territory in the Application considering any reasonable input from FSDS. Cyclone shall inform FSDS in writing within such sixty day period what, if any, steps it will take. Failure to provide such notice shall constitute Cyclone’s decision to not take any such steps. If Cyclone subsequently files a lawsuit for infringement with respect to the Technology in the Territory in the Application, FSDS shall be responsible to contribute to the reasonable costs of such enforcement activities to protect the Technology to the extent that the claimed infringement involves infringing products in the Application in the Territory, including all reasonable attorney, paralegal, accountant or other professional fees from the notice of such action through all trial and appellate levels. Contribution by FSDS shall not exceed twenty five percent (25%) of avergage annual Royalty Fees paid or due under this Agreement for the preceding three calendar years (or twenty five percent (25%) of twelve times the monthly average in the event that this Agreement has been in existence for a period of less than three years). The parties shall cooperate with each other and provide all advice and assistance reasonably requested by each other in pursuit of such Infringement matters. Any proceeds from such Infringement enforcement activities shall be split between the parties based upon the pro-rata expenses incurred in such enforcement activities. Prior to any settlement, consent judgment or other voluntary final disposition of such enforcement activity Cyclone shall first seek FSDS’s written consent to such final disposition, which shall not be unreasonably withheld. If, after the sixty day period, Cyclone has elected not to take reasonable steps against the Infringement (or anytime thereafter is unsuccessful in, or abandons pursuing such Infringement), FSDS may, at its own expense and discretion, take whatever steps it deems necessary to stop the Infringement in the Territory in the Application. Cyclone shall reasonably assist FSDS with such FSDS’s enforcement activities, including being named as a party to litigation, at FSDS’s request and expense. FSDS shall have the sole right to all proceeds from such Infringement enforcement activities conducted by FSDS, and any reasonable legal expenses or costs for such Infringement enforcement activities conducted by FSDS shall be offset against any Royalty Fees due to Cyclone during and after FSDS’s Infringement enforcement activities. If the parties ultimately fail to stop, or choose not to stop, any material Infringement so that FSDS’s exclusivity to the Technology in the Application in the Territory is materially adversely affected, then FSDS shall have the option to (i) terminate this Agreement in writing; or (ii) convert this Agreement in writing to a non-exclusive license in which the royalty payments shall thereafter be 50% of the Royalty Fees.

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5.2 Each party will execute all necessary and proper documents, take such actions as is reasonably necessary to allow the other party to institute and prosecute such infringement actions and will otherwise use its commercially reasonable efforts to cooperate in the institution and prosecution of such actions. Each party prosecuting any such infringement actions will keep the other party reasonably informed as to the status of such actions. Any award paid by third parties as a result of such an Infringement action (whether by way of settlement or otherwise) will be applied first to reimburse the parties for all costs and expenses incurred by the parties with respect to such action on a pro rata basis in relation to the amount of costs and expenses so incurred by such party and, if after such reimbursement any funds will remain from such award, the parties will allocate such remaining funds between themselves in the same proportion as they have agreed in writing to bear the expenses of instituting and maintaining such action.

5.3 CYCLONE SHALL PROTECT, DEFEND, INDEMNIFY, AND HOLD HARMLESS FSDS AGAINST ANY LOSS, LIABILITY OR DAMAGE SUFFERED BY A THIRD PARTY ARISING OUT OF OR RESULTING FROM (1) THE NEGLIGENCE (WHETHER SUCH NEGLIGENCE BE ACTIVE, PASSIVE, SOLE, JOINT, CONCURRENT, COMP ARATIVE, CONTRIBUTING OR GROSS), STRICT LIABILITY OR WILLFUL OR WANTON MISCONDUCT OF CYCLONE; (2) CYCLONE’S MANUFACTURE, DESIGN OR REPAIR OF THE CYCLONE ENGINE, (3) ANY ASSERTION OF THE INFRINGEMENT OF PATENT, TRADE SECRET, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES RELATED TO THE TECHNOLOGY, OR (4) ANY BREACH OR NON-FULFILLMENT OF ANY COVENANT, AGREEMENT OR OBLIGATION TO BE PERFORMED BY CYCLONE PURSUANT TO THIS AGREEMENT (“FSDS INDEMNIFIED CLAIMS”).

5.4 FSDS SHALL PROTECT, DEFEND, INDEMN IFY, AND HOLD HARMLESS CYCLONE AGAINST ANY LOSS, LIABILITY OR DAMAGE SUFFERED BY A THIRD PARTY ARISING OUT OF OR RESULTING FROM (1) THE NEGLIGENCE (WHETHER SUCH NEGLIGENCE BE ACTIVE, PASSIVE, SOLE, JOINT, CONCURRENT, COMPARATIVE, CONTRIBUTING OR GROSS), STRICT LIABILITY OR WILLFUL OR WANTON MISCONDUCT OF FSDS; (2) FSDS’s MANUFACTURE, DESIGN OR REPAIR OF THE CYCLONE ENGINE, (3) ANY ASSERTION OF THE INFRINGEMENT OF PATENT, TRADE SECRET, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES RELATED TO THE FSDS DEFENSE/AEROSPACE IMPROVEMENTS, OR (4) ANY BREACH OR NON FULFILLMENT OF ANY COVENANT, AGREEMENT OR OBLIGATION TO BE PERFORMED BY FSDS PURSUANT TO THIS AGREEMENT (“CYCLONE INDEMNIFIED CLAIMS”).

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5.5 The obligations to provide indemnity under Sections 5.3 and 5.4 are subject to the conditions that the party seeking indemnity (“Indemnified Party”):

(i) Provides prompt notice by fax, overnight courier or email with separate confirmation, of the initiation or existence of any suit or claim to the party obligated to provided indemnity (“Indemnifying Party”); and

(ii) Grants full opportunity to de fend, compromise or settle the same as Indemnifying Party may see fit; and

(iii) Provides every reasonable assistance from Indemnified Party which Indemnifying Party may, in its discretion, require in responding to any such claim or defending any such suit.

5.6 FSDS shall maintain product liability insurance covering the Cyclone Engines manufactured and/or sold by FSDS, in such amounts and with such coverage provisions as FSDS shall determine in its discretion, and shall have Cylcone included in the coverage of such policy or policies as an additional insured.

6. Improvements

6.1 FSDS may from time to time make improvements, changes, advances and/or modifications to the Technology that concern or relate to the Applications (hereinafter “FSDS Defense/Aerospace Improvements”). Any and all FSDS Defense/Aerospace Improvements shall be the property of FSDS, and FSDS shall not be obligated to disclose the FSDS Defense/Aerospace Improvements to Cyclone nor grant a license to Cyclone in the FSDS Defense/Aerospace Improvements. Further, FSDS will own the entire right, title and interest in any and all patent applications resulting from or relating to any and all FSDS Defense/Aerospace Improvements, whether filed in the United States or countries other than the United States, related to the FSDS Defense/Aerospace Improvements; and in and to any and all patents which may be issued/granted on any and all said applications and any and all reissues thereof. By way of example and without limitation to the foregoing, FSDS may make modifications that allow the Cyclone Engine to function within an auxiliary power unit that is designed and developed by FSDS for use in a defense vehicle or defense apparatus, which will include modifications required to meet the defense or military specifications required for such use. All such modifications will be FSDS Defense/Aerospace Improvements. FSDS will disclose to Cyclone any other improvements, changes, advances and/or modifications to the Technology developed by FSDS which are not FSDS Defense/Aerospace Improvements and FSDS hereby grants to Cyclone a world-wide, royalty free license to use such FSDS improvements, which are not FSDS Defense/Aerospace Improvements, for all purposes other than those concerning or relating to the Applications. The determination of whether or not an improvement change, advance and/or modification to the Technology by FSDS is an FSDS Defense /Aerospace Improvements will be decided by FSDS in its sole discretion.

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6.2 Cyclone has and will continue to have sole and absolute discretion to make decisions with respect to the procurement, prosecution and defense to third -party patent office validity challenges (such as, for example, reexaminations or Inter parties Review) of the patents and patent applications for the Technology, at Cyclone’s sole expense, including the right to abandon any such patent application. Cyclone’s abandonment of or any failure to obtain or maintain an issued patent originating from any of the patents or patent applications will not relieve or release FSDS from its obligation to pay the Royalty Fees provided in this Agreement, provided Cyclone can show that material rights to exclude competitors from practicing the Technology in the Application in the Territory are still in place to provide FSDS a valuable exclusive right under this Agreement in the Territory. Similarly, a holding or decision by a court of law or any patent office that any such issued patent is invalid or unenforceable will not relieve or release FSDS from its obligation to pay the Royalty Fees provided in this Agreement, provided Cyclone can show that material rights to exclude competitors from practicing the Technology in the Application in the Territory are still in place to provide FSDS a valuable exclusive right under this Agreement in the Territory. If any of such events occur, FSDS must continue to pay any Royalty Fees due during the Term. If Cyclone cannot show that material rights to exclude competitors from practicing the Technology are still in place in the Territory after abandonment, invalidation, or unenforceability has occurred or been held by a court or patent office, then FSDS shall have the option to (i) terminate this Agreement in writing; or (ii) convert this Agreement in writing to a non -exclusive license in which the royalty payments shall thereafter be 50% of the Royalty Fees.

6.5 If Cyclone undergoes (i) any bankruptcy or insolvency proceeding under any federal or state bankruptcy or insolvency code or similar law, whether voluntary or involuntary, is properly commenced by or against Cyclone: or (ii) a trustee or receiver is appointed for any or all of Cyclone’s assets, then: (a) this License Agreement will continue in full force and effect understanding FSDS has paid good and valuable consideration for the rights hereunder as provided herein; and (b) should under any bankruptcy or receivership proceedings the Technology be transferred or sold to a third party, the prior to such event occurring, FSDS shall have a 30-day right of first refusal to purchase outright such Technology.

7. Default

7.1 This Agreement will terminate immediately if FSDS is dissolved or liquidated. This Agreement will also terminate immediately absent an adequate written assurance of future performance if: (i) any bankruptcy or insolvency proceedings under any federal, national, or state bankruptcy or insolvency code or similar law, whether voluntary or involuntary, is properly commenced by or against FSDS; or (ii) FSDS becomes insolvent, is unable to pay debts as they come due or ceases to so pay, or makes an assignment for the benefit of creditors ; or (iii) a trustee or receiver is appointed for any or all of FSDS’s assets.

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7.2 Immediately after the expiration or tennination of this Agreement for any reason:

(a) All rights of FSDS granted hereunder to the Technology will terminate and automatically revert to Cyclone, and FSDS will discontinue all use of the Technology that is not in the public domain;

(b) All sums owed by FSDS to Cyclone will become due and payable immediately;

(c) Neither party will not, following expiration or termination of the this Agreement, use Confidential Information of the other party; and

(d) FSDS retains no rights whatsoever to any of the Technology.

7.3 Notwithstanding the foregoing, or any other provisions of this Agreement to the contrary, Sections 4, 5, 6, 7, 8 and 9 will survive the expiration or termination of this Agreement.

8. Risk of Loss

8.1 Both parties will acquire and maintain at their sole cost and expense throughout the term of this Agreement, and for a period of five (5) years following the termination or expiration of this Agreement, any and all Insurance as required to sell or manufacture under this Agreement including but not limited to: Comprehensive General Liability Insurance, including product liability, advertiser’s liability (1986 ISO form of advertising injury rider), contractual liability and property coverage, including property of others, (hereinafter collectively, “Comprehensive Insurance”) underwritten by an insurance company qualified to cover liability associated with activities in the Territory of this Agreement (with respect to Cyclone, in the U.S., or such other territory where it manufactures the engines). This insurance coverage will provide liability protection of not less than $2,000,000 combined single limit for personal injury and property damage including products/completed operations coverage (on a per occurrence basis) with the other party named as an additional insured party on the general liability coverage and as loss payee on the property coverage, and the policy will purport to provide adequate protection for FSDS and Cyclone against any and all claims, demands, causes of action or damages, including attorney’s fees, arising out of this Agreement including, but not limited to, any alleged defects in, or any use of, the Cyclone Engine or the Technology. Copies to be supplied as required.

8.2 In the event of cancellation of any insurance required to be carried by a party under this Agreement, the other party will be notified thirty (30) days prior to cancellation of same. Should the cancellation be due to dissolution or like problems with the insurance company, then the insured party shall have a suitable amount of time to secure suitable insurance coverage, not to exceed sixty (60) days after notice of cancellation occurs. Should the cancellation be due to failure to pay premiums or like financial problems of FSDS then Cyclone will have the right to terminate this Agreement if FSDS does not secure proper insurance coverage at the end of the above-noted thirty (30) day notification period.

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8.3 BOTH PARTIES ACKNOWLEDGE THAT IN NO EVENT WILL ONE PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGE, LOSS OR EXPENSE, EVEN IF BOTH PARTIES HAVE BEEN ADVISED OF THEIR POSSIBLE EXISTENCE.

9. Confidentiality

9.1 Confidential Information means information in oral, electronic, and/or written form that (a) relates to the Technology, including, without limitation past, present and future research, development, business activities, products, and services, and (b) has been identified, either orally, electronic, or in writing, as confidential by either party. Confidential Information shall also mean information provided by either of the parties to the other regarding its technology, systems engineering, business and marketing plans, and any other materials identified, either orally, electronic, or in writing, as confidential.

9.2 The receiving party may use the Confidential Information only for the purpose of producing the Application or as otherwise indicated or contemplated by this Agreement. The receiving party will not, at any time, use the Confidential Information in any other fashion, fom1, or manner for any other purpose.

9.3 The receiving party agrees not to disclose the Confidential Information in any manner to anyone other than persons within its organization who have a need to know for the purpose set forth above and who have acknowledged in writing the obligations hereunder and have agreed to abide by the terms hereof. Under no circumstances will the receiving party disclose the Confidential Information to any third party, unless authorized by the disclosing party.

9.4 Any Confidential Information in whatever form is the property of the disclosing party and will remain so at all times. The receiving party may not copy any Confidential Information for any purpose without the express prior written consent of the disclosing party, and if consent is granted, any such copies will retain such proprietary rights notices as appear on the original thereof. Any copies of the Confidential Information that the disclosing party may have pennitted the other party to make, or other written materials incorporating Confidential Information, will be the sole property of the disclosing party and must be returned to it or destroyed upon the first to occur of (a) termination or expiration of this Agreement or (b) request by the disclosing party.

9.5 Nothing in this Section will prohibit or limit the receiving party’s use of information it can demonstrate is (i) previously known to the receiving party, (ii) independently developed by the receiving party, (iii) acquired by the receiving party from a third party not under similar nondisclosure obligations to the disclosing party, or (iv) which is or becomes part of the public domain through no breach by the receiving party of this Agreement.

9.6 The receiving party acknowledges that the Confidential Information disclosed and/or made available to it hereunder is owned solely by the disclosing party and that the threatened or actual breach of this Agreement would cause irreparable injury to the disclosing party, for which monetary damages would be inadequate. Accordingly, the receiving party agrees that the disclosing party is entitled to an immediate injunction enjoining any such breach or threatened breach of this Agreement, subsequent to the posting of a suitable bond with the court of pertinent jurisdiction. The receiving party agrees to be responsible for all costs, including reasonable attorneys’ fees, incurred by the disclosing party in any action enforcing the terms of this Section.

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9.7 The receiving party will promptly advise the disclosing party in writing of any unauthorized use or disclosure of Confidential Information of which the receiving party becomes aware and will provide reasonable assistance to the disclosing party to terminate such unauthorized use or disclosure.

9.8 This confidentiality section shall supersede all prior agreements pertaining to confidential information between Cyclone and FSDS or a preceding person or entity working to initiate and/or negotiate the terms of this Agreement.

10. Miscellaneous

10.1 Nothing contained in this Agreement will be construed as conferring by implication, estoppel, or otherwise, upon any party hereunder, any agreement or other right under any patent except the Technology and rights expressly granted herein.

10.2 FSDS will conspicuously mark directly on each Cyclone Engine it manufactures or sells that it is covered by Cyclone’s Patents, including the numbers and other identifying information for which will be provided to FSDS.

10.3 All notices required by this Agreement will be in writing and sent by certified mail, return receipt requested, by hand or overnight courier, to the addresses set forth on the initial page, with copies to the Legal Contacts set forth in the Specific Systems Application Distributor Agreement Terms, unless either party will at any time by notice in writing designate a different address. Notice will be effective three days after the date officially recorded as having been deposited in the mail or upon receipt by hand delivery or the next day by overnight courier.

10.4 FSDS shall not assign, convey, encumber, or otherwise dispose of any of its rights or obligations under this Agreement without the prior written consent of Cyclone, which consent shall not be unreasonably delayed or withheld, and any such purported assignment will be invalid.

10.5 No term of this Agreement will be deemed waived, and no breach of this Agreement excused, unless the waiver or consent is in writing signed by the party granting such waiver or consent.

10.6 If any term or provision of this Agreement is determined to be illegal or unenforceable, such term or provision will be deemed stricken or reduced to a legally enforceable construction, and all other terms and provisions will remain in full force and effect.

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10.7 This Agreement represents the entire agreement of the parties replacing any earlier agreements concerning the same matters, including but not limited to the Prior Agreement. It may only be modified by a subsequent writing signed by the parties hereto.

10.8 Each party is acting as an independent contractor and not as an agent of the other party. Nothing contained in this Agreement will be construed to confer any authority upon either party to enter into any commitment or agreement binding upon the other party.

10.9 This Agreement, including its formation, all of the parties’ respective rights and duties in connection herewith and all disputes that might arise from or in connection with this Agreement or its subject matter, will be governed by and construed in accordance with the laws of the State of Florida, the United States of America, without giving effect to that State’s conflict of laws rules. If any controversy, dispute or disagreement arises from this Agreement, the parties agree to first attempt to settle such by arbitration in accordance with the rules of the American Arbitration Association. In such case, the decision of the arbitrator or arbitrators shall be binding and final, and may be entered as a judgment and enforced by any court having jurisdiction. The prevailing party in any action shall be entitled to receive reimbursement for reasonable attorneys’ fees, court/arbitration costs, and disbursements incurred in connection with such controversy, dispute or disagreement. Should the need arise to determine any reimbursement issues, the parties will be subject to the exclusive jurisdiction of courts located in Broward County, Florida, and their applicable courts of appeal, each party agreeing to such jurisdiction exclusively.

10.10 The parties agree that FSDS may conduct a review (“Due Diligence”) of the representations and warranties of Cyclone stated herein and Cyclone agrees to cooperate fully in such process and timely respond to any such Due Diligence requests. FSDS’s engagement in any Due Diligence or FSDS’s not undertaking Due Diligence will not relieve nor reduce any of Cyclone’s obligations or duties under this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Systems Application Distributor Agreement, comprised of these Specific Systems Application Distributor Agreement Tenns and the Standard Terms and Conditions to be executed by their duly authorized officers on the respective dates hereinafter set forth.

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Exhibit A

Acceptance Testing Criteria

	Acceptance test	Test no.:
Revision no.:00
Filled in by: PMJ	IDocument approved by:

Order no.: 16-0023	Item no.:		id.no.:
Faultreport no.:	Item name:	Cyclone APU	‘Test date:

No.:	Test point:	Demand:	Accept:	Reject:	Remark:

1	Multi-fuel capability	JP8 or kerosine/diesel			Resp.: Cyclone
2	Engine Power	15 HP			Resp.: Cyclone
3	Speed	100 - 3600 RPM			Resp.: Cyclone
4	Time of operation	>10hours			Resp.: Cyclone
5	Sustained power (Gross - parasitic)	>8kW			Resp.: Cyclone
6	Parasitic load	<2kW			Resp.: FSDS - Assistance : Cyclone
7	Response time O to 2 kW	10 sec			Resp.: FSDS - Assistance : Cyclone
8	Response time 2 to 4 kW	10 sec			Resp.: FSDS - Assistance : Cyclone
9	Response time 4 to 8 kW	10 sec			Resp. : FSDS - Assistance: Cyclone
10	Response time 2 to 8 kW	20 sec			Resp. : FSDS - Assistance: Cyclone
11	Efficiency	>25%			Resp. : FSDS - Assistance: Cyclone
12	Acoustic signature	1m, <80dBA			Resp.: FSDS - Assistance: Cyclone
13	Start up time (0 to 8kW)	< 1 minute			Resp. : FSDS - Assistance: Cyclone
14	Weight	60kg			Resp. : FSDS - Assistance : Cyclone
15	Volume	60L			Resp.: FSDS - Assistance : Cyclone
16	Tilt angel (2 directions)	+-30 degrees			Resp.: FSDS - Assistance : Cyclone
17	Operation low temperature	-32C			Resp.: FSDS - Assistance: Cyclone
18	Operation high temperature	soc			Resp.: FSDS - Assistance : Cyclone
19	Storage low temperature	-32C			Resp.: FSDS - Assistance: Cyclone
20	Storage high temperature	soc			Resp.: FSDS - Assistance : Cyclone
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25
26
27
28
29
30
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Signature	Signature of OAR:

This document is the property of Falck Schmidt Defence Systems A/S, and is not to be copied, evaluated or handed over to any third party without our expressed written permission !

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